UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2026

NEWTON GOLF COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NWTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On January 30, 2026, the Board of Directors (the “Board”) of Newton Golf Company, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved an increase in the size of the Board from four to five members and appointed John Bode as a director, effective January 30, 2026. Mr. Bode will serve as a director until the 2026 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

The Board determined that Mr. Bode qualifies as an independent director pursuant to the Listing Rules of The Nasdaq Stock Market LLC and the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board also has appointed Mr. Bode to serve on the Audit Committee of the Board. Mr. Bode will receive compensation for his service in accordance with the Company’s non-employee director compensation program, effective as of January 1, 2026, which provides for an annual cash retainer of $30,000, payable on a pro-rata basis, quarterly in arrears, and an annual grant of restricted stock units (“RSUs”) under the Company’s Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) with a grant date fair value of $37,500. Annual director RSUs will be granted at each annual stockholders’ meeting and vest on the 12-month anniversary of the grant date. On January 30, 2026, Mr. Bode also received an initial RSU award under the Plan with a grant date fair value of $30,000, which also shall vest on the 12-month anniversary of the grant date.

There are no arrangements or understandings between Mr. Bode and any other persons pursuant to which Mr. Bode was selected as a director of the Company. There are no relationships or related transactions between Mr. Bode or any member of his immediate family and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Chief Operating Officer Appointment

On January 30, 2026, the Board approved the appointment of Jeff Clayborne as Chief Financial Officer and Chief Operating Officer of the Company, effective as of January 30, 2026. As previously disclosed, effective June 10, 2025, Mr. Clayborne was appointed Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Clayborne served as Chief Financial Officer of Perfect Moment, a premium performance apparel brand, since October 2023. Since July 2023, Mr. Clayborne also has served as a financial advisor at Healthy Extracts Inc. From March 2022 to March 2023, Mr. Clayborne served as the Chief Financial Officer of SONDORS, Inc., an electric mobility company, and from March 2023 to June 2023, he served as a financial advisor at SONDORS, Inc. From July 2016 to January 2022, Mr. Clayborne served as Chief Financial Officer and Treasurer of Verb Technology Company, Inc., a sales enablement SaaS platform.

There are no arrangements or understandings between Mr. Clayborne and any other persons pursuant to which he was appointed as Chief Financial Officer and Chief Operating Officer. There are no family relationships between Mr. Clayborne and any of the Company’s directors or executive officers. Mr. Clayborne does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No changes have been made to the existing compensation arrangement of Mr. Clayborne in connection with this appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2026	NEWTON GOLF COMPANY, INC.

	By:	/s/ Greg Campbell
Greg Campbell
Executive Chairman and Chief Executive Officer